Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
T 208 384 6161

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - John Sahlberg 208 384 6451

For Immediate Release: May 9, 2013

BOISE CASCADE COMPANY ANNOUNCES CLOSING OF EXCHANGE OFFER FOR ITS 6 3/8% SENIOR NOTES DUE 2020

BOISE, Idaho - Boise Cascade Company (Boise Cascade) (NYSE: BCC) today announced the completion of its exchange offer on May 8, 2013 to exchange any and all of its outstanding $250,000,000 aggregate principal amount of 6 3/8% Senior Notes due 2020 (the “Outstanding Notes”) for a like principal amount of new 6 3/8% Senior Notes due 2020 (the “Exchange Notes”). The exchange offer expired at 11:59 p.m., New York City time, on May 7, 2013. $250,000,000 in aggregate principal amount (or 100%) of the Outstanding Notes were tendered upon closing of the exchange offer.

Terms of the Exchange Notes are substantially identical to those of the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes do not apply to the Exchange Notes. The Exchange Notes were issued under CUSIP number 09739D AA8.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security.

About Boise Cascade

Boise Cascade is a large vertically-integrated wood products manufacturer and building materials distributor with widespread operations in the United States and Canada. Boise Cascade is headquartered in Boise, Idaho.